Exhibit 99.2

Test Services, Inc.

Condensed Statement of Assets Acquired and Liabilities Assumed

(In thousands)

	December 31, 2007	September 30, 2007
	(Unaudited)
ASSETS ACQUIRED:
Cash and cash equivalents	$550	$358
Accounts receivable, net of bad debt allowance of $62 as of December 31, 2007 and $58 as of September 30, 2007	553	618
Prepaid expenses and other current assets	138	47

Total current assets	1,241	1,023
Property and equipment, net	439	437
Other assets	91	91

Total assets acquired	1,771	1,551

LIABILITIES ASSUMED:
Accounts payable	8	76
Accrued expenses	398	465
Accrued payroll and related expenses	423	484
Deferred revenue	1,862	1,442

Total current liabilities	2,691	2,467
Deferred rent	206	204

Total liabilities assumed	2,897	2,671

Net liabilities acquired	$1,126	$1,120

The accompanying notes are an integral part of these financial statements.

Test Services, Inc.

Unaudited Statement of Revenue and Direct Expenses

(In thousands)

	Three Months Ended December 31,
	2007	2006
Revenue	$2,668	$2,679

Direct expenses:
Cost of revenue	1,044	1,050
Selling, general and administrative	1,410	1,530
Royalties and related franchise fees	361	343

Total direct expenses	2,815	2,923

Deficiency of revenue over direct expenses	$(147)	$(244)

The accompanying notes are an integral part of these financial statements.

TEST SERVICES, INC.

NOTES TO FINANCIAL STATEMENTS

1.	BASIS OF PRESENTATION

The accompanying unaudited interim financial statements include the accounts of Test Services, Inc. (the “Company”), a Colorado corporation, which is a wholly owned subsidiary of Alta Colleges, Inc. (“Alta”). The Company holds the Colorado, Detroit, Michigan; Cleveland, Ohio; Florida, San Diego, California; Las Vegas, Nevada; Westchester County in New York State and Connecticut franchise rights for The Princeton Review, Inc. (“Princeton Review”), a college and graduate school test preparatory service.

The unaudited financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission, except as noted below. Certain information and note disclosures normally included in annual financial statements have been condensed or omitted pursuant to those rules and regulations, although the Company believes that the disclosures reflect all adjustments, consisting of normal recurring accruals, that are, in the opinion of management, necessary for the fair presentation of the interim financial statements and are adequate to make the information not misleading. The interim financial statements should be read in conjunction with the annual financial statements and related notes for the fiscal year ended September 30, 2007, which are contained elsewhere in this filing. The results for the three-months ended December 31, 2007 are not necessarily indicative of the results expected for the entire fiscal year or any future period.

On March 7, 2008, Alta entered into an Agreement and Plan of Merger for TSI with Princeton Review. Under the terms of the agreement, the Company became a wholly owned subsidiary of Princeton Review, and Alta received purchase consideration consisting of $4.6 million in cash and 4,225,000 shares of common stock of Princeton Review. The common stock of Princeton Review was valued at $35.4 million based on the average trading price of common stock during the period from two days before and through two days after the transaction was announced. The purchase price is subject to an adjustment under certain circumstances as of the first anniversary of the closing based on the value of Princeton Review common stock at the time.

The Company operates as a division of Alta. Historically, separate financial statements have not been prepared for the Company. The accompanying Statement of Assets Acquired and Liabilities Assumed as of December 31, 2007 and September 30, 2007, and the Statement of Revenue and Direct Expenses for the three months ended December 31, 2007 and 2006 have been prepared for the purpose of complying with Rule 3-05 of Regulation S-X of the Securities and Exchange Commission. The accompanying statements have been prepared in lieu of the unaudited financial statements under Generally Accepted Accounting Principles in the United States of America (“GAAP”) as Princeton Review does not believe that such GAAP financial statements can be prepared without arduous efforts and undue costs. During the reporting period, the Company has not been required to produce stand-alone financial statements under Alta or to operate as a stand-alone entity. Alta has not historically pushed down corporate-level or interdivisional expenses to the Company and cannot provide Princeton Review with any such allocation without undue cost and effort. The extent of overhead functions provided by Alta that would need to be allocated to GAAP-conformant financial statements, such as services provided by senior management, and the human resources, legal, and finance departments, would not represent useful information for investors in Princeton Review.

The accompanying Statement of Revenue and Direct Expenses include historic revenue and direct expenses of the Company. Indirect expenses and income such as interest income, interest expense and income taxes have been excluded from the accompanying Statement of Revenue and Direct Expenses as it is not practical to isolate and allocate such expenses and income to the Company. In addition, certain costs that were not allocated from Alta such as costs for certain shared telecommunication services, shared facilities and certain management and shared administrative services have been excluded from these financial statements.

The accompanying Statement of Assets Acquired and Liabilities Assumed have been derived from the accounting records of the Company and Alta. These financial statements are not intended to be a complete representation of the financial position or results of the Company as a stand-alone going concern, nor are they indicative of the results to be expected from future operations of the Company. Management believes that the assumptions underlying the Statement of Assets Acquired and Liabilities Assumed and the related Statement of Revenue and Direct Expenses are reasonable and appropriate under the circumstances.

During the year ended September 30, 2007, the Company’s financing requirements were provided by Alta, and cash generated by the Company was transferred to Alta. As the Company has historically managed as a division of Alta and has not been operated as a stand-alone entity, statements of cash flows were not prepared for the Company. It is not practical to prepare historical cash flow information reflecting the Company’s operating, investing, and financing cash flows.

Seasonality in Results

The Company experiences, and is expected to continue to experience, seasonal fluctuations in its revenue because the markets in which the Company operates are subject to seasonal fluctuations based on the scheduled dates for standardized admissions tests. The Company generates the largest portion of its revenue in the fiscal fourth quarter.

Use of Estimates

The preparation of financial statements in conformity with accepted accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Significant accounting estimates used include estimates for uncollectible accounts receivable, impairment write downs, amortization lives assigned to intangible assets. Actual results could differ from those estimates.

2.	NEW ACCOUNTING PRONOUNCEMENTS

In March 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities (“SFAS No. 161”), which amends SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, and expands disclosures to include information about the fair value of derivatives, related credit risks and a company’s strategies and objectives for using derivatives. SFAS 161 is effective for fiscal periods beginning on or after November 15, 2008. The adoption of SFAS No. 161 is not expected to have a material impact on the Company’s financial statements.

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51, (“SFAS No. 160”). SFAS No. 160 establishes accounting and reporting standards for the non-controlling interest in a subsidiary and for the retained interest and gain or loss when a subsidiary is deconsolidated. This statement is effective for financial statements issued for fiscal years beginning on or after December 15, 2008. The adoption of SFAS No. 160 is not expected to have a material impact on the Company’s financial statements.

In December 2007, The FASB issued FAS No. 141(R), Business Combinations. SFAS 141(R) establishes principles and requirements for how an acquirer: (a) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree; (b) recognizes and measures goodwill acquired in the business combination or a gain from a bargain purchase; and, (c) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. SFAS 141(R) is effective for the fiscal years beginning after December 15, 2008. The Company is currently evaluating the impact of the provisions of SFAS 141(R).

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115 , (“SFAS No. 159”). This standard permits entities to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. The Company adopted SFAS 159 for fiscal 2008; however, it did not elect to apply the fair value option to any financial instruments or other items upon adoption of SFAS 159 during the three months ended December 31, 2007. Therefore, the adoption of SFAS 159 did not impact the Company’s financial statements.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. The FASB recently decided to postpone the effective date of SFAS 157 for other non-financial assets and liabilities for one year. SFAS 157 is effective for the Company as of October 1, 2008 for financial items and October 1, 2009 for other non-financial items. The Company anticipates that the adoption of SFAS 157 will not have a material impact on its financial statements.

3.	LITIGATION

In 2007, attorneys for two Princeton Review teachers notified the Company, Princeton Review and certain other California franchisees of Princeton Review that they intended to file a putative class action complaint in Alameda County Superior Court alleging a number of causes of action under California’s wage and hour laws and naming each of them defendants. In September 2007 the defendants, including the Company, participated in voluntary settlement negotiations and agreed to a proposed class action settlement, without admission of any liability or wrongdoing. The complaint for the case was filed with the court in October 2007, and the proposed settlement was preliminarily approved by the court in March 2008. Under the terms of the settlement, the defendants have agreed to pay a maximum amount of $920,000 to the class members and for certain fees and costs. By agreement among the defendants, the Company’s portion of the settlement is 12% of the maximum amount. The Company accrued $180,000 for the settlement and related legal fees incurred but not paid in its fiscal year ended September 30, 2007. During the quarter ended December 31, 2007, approximately $30,000 of this amount was paid, with a remaining accrual of $150,000 as of December 31, 2007. Under the Agreement and Plan of Merger with Princeton Review, Alta has agreed to pay the Company’s portion of the settlement and any legal fees and expenses of the Company through the closing date of the merger contemplated thereby.